SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                                Osmonics, Inc.
               (Name of Registrant as Specified in Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                            Date: November 4, 2002

     This document contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; changes in economic conditions. Osmonics does not assume any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this document, there is a risk, among others, that the merger might not be completed.

     The proposed transaction will be submitted to Osmonics' shareholders for their consideration. GE and Osmonics will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Osmonics are urged to read the registration statement and the proxy statement/prospectus, and any other relevant documents filed with the SEC, when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

     Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

     GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.


     Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

     Internal Memo from Dean Spatz, Chief Executive Officer of Osmonics, Inc. to employees of Osmonics, dated November 4, 2002.

     Joint Press Release, dated November 4, 2002, announcing the execution of the Agreement and Plan of Merger among General Electric Company, Oasis Acquisition, Inc. and Osmonics., Inc.

Subject line: GE Power announces agreement to acquire Osmonics

     This morning, we announced the agreement to merge Osmonics into a wholly owned subsidiary of General Electric Company. The attached news release, from Osmonics and GE, describes the agreement, which is subject to approval by a majority of holders of Osmonics outstanding common shares, as well as government approvals. We expect this merger to be completed in the first quarter of 2003.

     There will be no immediate impact on Osmonics employees as a result of this agreement, and we will continue during the next 3 to 4 months to implement our current strategies and maintain our current supply and distribution channels. During this time, GE employees will be visiting Osmonics sites to work on integration plans to successfully finalize this merger.

     An event of this magnitude could potentially divert our attention from serving our customers or achieving our stated business objectives. I am confident this will not occur. I expect all Osmonics employees to continue to work toward our strategic goals and provide whatever assistance GE employees require to successfully complete the details of the merger.

     Why are we merging with General Electric? As you know, our industry has undergone tremendous transition since the early 1990s. Mergers of companies like U.S. Filter and Vivendi, and Suez and Nalco Chemicals, as well as GE's recent acquisition of Betz Dearborn Chemical, have changed the competitive landscape of our industry. Over the past three years Osmonics has been restructuring and refocusing its business, and growth opportunities are available. Nonetheless, there are risks to remaining independent, particularly given our size in a consolidating industry. Balancing the risks and benefits of remaining independent, the Board of Directors believes that this value-enhancing transaction represents the best available alternative to Osmonics.

     Merging with a company like GE, with its greater size and resources, gives us the opportunity to build on the significant progress that we've made and on our solid technology in broad product lines with strong brand recognition. The merger will enable us to more quickly achieve our growth goals.

     GE Power Systems is one of the world's leading suppliers of power generation technology, energy services and management systems and had 2001 revenues exceeding $20 billion. It is based in Atlanta, Ga. Its parent, General Electric Company, headquartered in Fairfield, Conn., is one of the world's largest and most respected companies, with more than 300,000 employees worldwide. The operational excellence systems and technologies of GE are renowned in the industry.

     In 1969, I began Osmonics in my home garage as a supplier of industrial crossflow membranes. In 1971, Osmonics became a publicly traded company. Since then, as you know, the company has experienced significant growth in its sales and stock price and has become known worldwide within the water industry for its technological leadership. This merger agreement positions Osmonics to continue its past impressive track record of achievement.

     I want to extend my deep gratitude to all of our employees, past and present, for their commitment and effort on behalf of Osmonics. Without your support, particularly in recent years, Osmonics would not have been as attractive to GE. And through your ongoing support, Osmonics will continue its strong leadership as we go forward.

     In the next few days, you will be meeting with Osmonics management and human resources personnel to personally hear about this merger agreement, and to answer your questions. We will provide you with additional information as soon as it is available.

Thank you and best regards,

Dean


     The proposed transaction will be submitted to Osmonics' shareholders for their consideration. GE and Osmonics will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Osmonics are urged to read the registration statement and the proxy statement/prospectus, and any other relevant documents filed with the SEC, when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

     Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.


     Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

     Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

     This document contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; changes in economic conditions. Osmonics does not assume any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this document, there is a risk, among others, that the merger might not be completed.


                                     ###

[General Electric Logo appears here]

                                    GE Power Systems
                                    4200 Wildwood Parkway, Atlanta, GA  30339


                     GE POWER SYSTEMS TO ACQUIRE OSMONICS,

                 A LEADER IN WATER PURIFICATION AND FILTRATION

                      New Unit to Become Part of GE Water


     ATLANTA, Ga. and MINNETONKA, Minn. - November 4, 2002 - GE Power Systems, a division of General Electric Company (NYSE: GE) and Osmonics, Inc. (NYSE:
OSM) today announced that they have signed an agreement to merge Osmonics into a wholly owned subsidiary of GE in a stock and cash transaction. Osmonics, headquartered in Minnetonka, Minn., is a leading manufacturer and worldwide marketer of high technology water purification and fluid filtration, separation and handling equipment.

     In the merger, Osmonics shareholders will receive the equivalent of $17.00 of GE common stock for each share of Osmonics. Shareholders may elect to receive $17.00 in cash per share instead of GE shares, subject to proration so that the total cash paid does not exceed 55 percent of the total merger consideration.

     The merger, which is subject to the approval of the holders of a majority of Osmonics' outstanding common shares, government approvals and other customary conditions, is expected to close in the first quarter of 2003. Following the completion of the acquisition, Osmonics will be integrated with GE Water, a unit of GE Power Systems.

     "The fit between GE Water and Osmonics will allow us to better serve the water needs of our global customers," said John Rice, President and CEO of GE Power Systems. "By combining Osmonics' excellent technology and engineering resources with the complementary capabilities of GE Water, we will create an even broader portfolio of products and services that we can offer for a wide range of energy and industrial applications worldwide. In addition, we are excited about the commercial synergies with GE Betz and GE Consumer Products."

     Osmonics, with worldwide employment exceeding 1,200, reported sales of $207 million in 2001. The company manufactures high-technology water purification and fluid filtration, fluid separation, and fluid handling equipment. It also makes replaceable components used in purification, filtration and separation equipment, and consists of three major businesses:

     -- The Filtration and Separations Group supplies filtration and separation products for customers in the food and beverage, dairy, semiconductor, industrial and petrochemical businesses.

     -- The Process Water Group offers standard and custom-designed reverse osmosis water purification systems and components for beverage, health care, industrial and municipal segments.

     -- The Household Water Group provides point-of-use filtration and control valve products for the residential and commercial markets.

     "Osmonics has a solid product line with excellent opportunities for growth, but we needed the resources of a larger organization to take the company to the next level," said D. Dean Spatz, Chairman and CEO, Osmonics. "Since I founded the company in 1969, we have led technological advancement within the fluid filtration and separation industry and expect to continue to do so under GE's leadership."

     Goldman, Sachs & Co. acted as exclusive financial adviser to Osmonics, Inc.

About GE Water

     GE Water, based in Guelph, Ontario, Canada, serves the $4 billion industrial water services market that includes power, semiconductors and electronics, petrochemical, oil and gas, pulp and paper, food and beverage, pharmaceutical and health care.

About GE Power Systems

     GE Power Systems (www.gepower.com) is one of the world's leading suppliers of power generation technology, energy services and management systems with 2001 revenues exceeding $20 billion. Based in Atlanta, Georgia, GE Power Systems provides equipment, services and management solutions across the power generation, oil and gas, distributed power and energy rental industries.

About Osmonics

     Osmonics is a leading manufacturer and worldwide marketer of high-technology water purification and fluid filtration, fluid separation, and fluid handling equipment, as well as replaceable components used in purification, filtration, and separation equipment. These products are used by a broad range of consumer, industrial, commercial, and institutional customers. Osmonics is traded on the New York Stock Exchange under the symbol OSM.

     This news release shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Osmonics' shareholders for their consideration. GE and Osmonics will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Osmonics are urged to read the registration statement and the proxy statement/prospectus, and any other relevant documents filed with the SEC, when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

     Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339,

770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

     GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

     Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

     This news release contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from GE's and Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; changes in economic conditions. Neither GE nor Osmonics assumes any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this release, there is a risk, among others, that the merger might not be completed.